For immediate release              Contact:  Douglas Stewart President-CEO
                                             Debra Geuy Chief Financial Officer

July 16, 2002



       PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES QUARTERLY, YEAR END
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            EARNINGS, DECLARES DIVIDEND AND SETS ANNUAL MEETING DATE
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Sidney, Ohio  NASD-NMS "PSFC"

Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, today announced its fourth quarter and fiscal year-end earnings.

Douglas Stewart, President-CEO reports the net income for the three months ended June 30, 2002 was $234,000, or $0.17 basic and diluted earnings per share. This compares to $178,000, or $0.13 basic and diluted earnings per share for the same period in 2001. This represents a 31% increase. The increase in income is a result of an increase in net interest income partially offset by an increase in operational costs associated with the new Wal-Mart office, which opened in June 2001.

The Corporation's net income for the fiscal year ended June 30, 2002 was $707,000, or $0.51 basic and diluted earnings per share compared to $740,000, or $0.52 basic diluted earnings per share the previous year. The slight decrease in net income is attributed to the increase in operational costs relating to the Association's one-year-old Wal-Mart office. In addition, during fiscal year 2001, the Association realized an after tax gain of $65,000 from the sale of a mortgage-backed security. Assets of the corporation were $134.9 million at June 30, 2002 with $17.2 million in shareholder's equity.




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PEOPLES-SIDNEY FINANCIAL CORPORATION
ANNOUNCES QUARTERLY, YEAR END EARNINGS
DECLARES DIVIDEND AND SETS ANNUAL MEETING

PAGE 2


Stewart added, "the increased branch activity, in particular, with the addition of the Wal-Mart office, has positioned our company for future growth, increased customer convenience, and has built additional shareholder value. We remain committed to meeting the ever-changing market demands to provide quality products and services at reasonable prices to our customers."

On July 11, 2002, the Board of Directors declared a dividend of $0.09 per share for shareholders of record as of July 31, 2002. The payable date will be August 15, 2002.

Additionally, the Annual Meeting of the Corporation will be held on Friday, October 11, 2002 at 11:00 a.m. at the Sidney Holiday Inn. The record date for voting purposes at this meeting will be August 31, 2002.

Peoples Federal operates from it main office at 101 E. Court Street and its branch offices at 2400 W. Michigan Street (inside Wal-Mart), 405 E. Pike Street, Anna, Ohio and 115 E. Pike Street, Jackson Center, Ohio.


     When  used  in  this  press   release  or  other   public  or   shareholder
communications, in filings by the Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive office, the words or phrases "should result," "will likely result," "will enable," "are expected to," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation's market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Corporation wishes to advise readers that the factors listed could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.




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